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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


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                                    FORM 8-K
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                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                        Date of Report: August 14, 1997
                       (Date of earliest event reported)



                        RETIREMENT CARE ASSOCIATES, INC.
             (Exact name of registrant as specified in its charter)

         COLORADO                        1-14114                         43-1441789
(State or other jurisdiction of   (Commission file number) (I.R.S. Employer Identification No.)
incorporation or organization)

                       6000 LAKE FORREST DRIVE, SUITE 200
                             ATLANTA, GEORGIA 30328
                    (Address of principal executive offices)

                                 (404) 255-7500
              (Registrant's telephone number, including area code)


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Item 4.  Changes in the Registrant's Certifying Accountant.

         On August 14, 1997, Coopers & Lybrand L.L.P. ("C&L"), which was the Company's independent accountants for its fiscal year ended June 30, 1996 and had been retained for the Company's fiscal year ended June 30, 1997, resigned as the Company's independent accountants. The reports of the Company's independent accountants on the Company's financial statements for the two fiscal years ended June 30, 1995 (reported on by BDO Siedman, LLP) and June 30, 1996 do not contain an adverse opinion or disclaimer of an opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles or practices. The Company is also not aware of any "disagreement" or "reportable event," within the meaning of Item 304 of Regulation S-K, with its accountants during the two fiscal years ended June 30, 1995 and June 30, 1996, and from that date to the date of C&L's resignation on August 14, 1997, on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, except as described below and except as reported in the Company's Current Report on Form 8-K filed February 12, 1996.

         During the course of C&L's audit of the Company for the fiscal year ended June 30, 1997, C&L informed senior management of the Company of certain questions and concerns C&L had regarding the recording of certain inventory adjustments aggregating approximately $1.7 million, which adjustments had a materially favorable impact on the Company's results as reported in its fiscal year 1997 interim financial statements. Upon inquiry by C&L, the Company was unable to provide adequate support for such adjustments. As a result, C&L notified the Board of Directors of the Company (the "Board") of its concerns with respect to such adjustments. Additionally, C&L discussed with management of the Company other potential adjustments that may require the amendment of the Company's quarterly financial statements as previously filed in the Company's Forms 10-Q for the first, second and third quarters of fiscal year 1997 (the "Potential Adjustments"). As a result of the resignation of C&L, its investigation of the Potential Adjustments was incomplete.

         The Board met with C&L on August 15, 1997. After considering C&L's notification to the Board, the Board referred the issue to the two outside independent directors who serve on the Company's Audit Committee (the "Audit Committee") and instructed the Audit Committee to conduct an investigation of the foregoing with the assistance of independent counsel. Based on its investigation, which is ongoing, the Audit Committee has recommended to the Board, and the Board has adopted, the following measures: (i) the Company will revise and restate its 1997 interim financial statements to reverse the $1.7 million inventory adjustment described above and to write off all of the Company's inventory not owned by its majority-owned subsidiary, Contour Medical, Inc.; (ii) the Company will restate all interim financial statements as previously filed in the Company's Forms 10-Q for the first, second and third quarters of fiscal year 1997 to reflect, among other things, the matters described in item (i) above and all of the Potential Adjustments, the aggregate effect of which is expected to be approximately $9,250,000 with respect to the Company's pre-tax income for the first quarter, $2,880,000 with respect to Company's pre-tax income for the second quarter and $1,395,000 with respect to the Company's pre-tax income for the third quarter; (iii) the Company will implement on an expedited basis (to the extent consistent with the Company's previously-announced proposed business combination with Sun Healthcare Group, Inc.) all of the internal control measures previously recommended by C&L; (iv) the Audit Committee will continue consult with counsel concerning its duties and responsibilities; (v) the Company will engage its successor independent accountants to review the Company's interim financial statements; and (vi) the Audit Committee will consider what corrective action, if any, should be taken with respect to the individuals who were responsible for the matters investigated by the Audit Committee.

         The Company is in the process of seeking a new independent accountant to report on the Company's financial statements for the fiscal year ended June 30, 1997. When the Company retains a successor accounting firm, the Company will file a current report on Form 8-K with respect thereto.

         The Company has authorized C&L to respond fully to the inquiries of the Company's successor independent accountant when such successor is appointed. In addition, the Company has provided a copy of this report to C&L and has requested that C&L provide the Company

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with a letter addressed to the Commission, as required by Item 304(a)(3) of
Regulation S-K, so that the Company can file such letter with the Commission within ten business days after the filing of this report.

Item 7.  Financial Statements and Exhibits.

         (a)      Financial Statements:  None

         (b)      Pro Forma Financial Information:  None

         (c)      Exhibits:

                  16.1                 Letter of Coopers & Lybrand L.L.P.
                                       required by Item 304(a)(3) of Regulation
                                       S-K.*
___________________

    *   To be filed by Amendment.

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                                   SIGNATURE

         Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                       RETIREMENT CARE ASSOCIATES, INC.

                                       By:\s\ Philip M. Rees
                                          -------------------------------
                                          Philip M. Rees, Its General Counsel
                                          and Assistant Secretary

Dated as of August 14, 1997.

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                                 EXHIBIT INDEX

EXHIBIT NO.                       DESCRIPTION                            PAGE

   16.1                 Letter of Coopers & Lybrand L.L.P.
                        required by Item 304(a)(3) of Regulation S-K.*

________________

    *   To be filed by Amendment.